Exhibit 99
Dear Shareholder:

Please find enclosed with this letter a copy of our release of earnings and financial information for the quarter and six months ended June 30, 2007. As you will see from the enclosed, the company produced lower earnings than the same period in the prior year. However, we continue to perform well in comparison to our peers in Return on Average Shareholders Equity, with a year to date annualized return of 13.37%.

The interest rate environment over the first half of 2007 has resulted in higher cost of funds and flat yields on earning assets. We continue to experience good growth in earning assets and expect favorable results in future quarters.

As always, we appreciate your continued support.


Mason Y. Garrett, Chairman




Ronald K. Earnest, President

                                  PRESS RELEASE

GREENVILLE, S.C., July 30, 2007 - GrandSouth Bancorporation (OTCBB:GRRB), the bank holding company for GrandSouth Bank, today announced earnings of $1.35 million for the six months ended June 30, 2007. Net income for the same period in 2006 equaled $1.75 million. The net income for the six months ended June 30, 2007 equaled an annualized return on average equity of 13.37%.

Earnings per diluted share for the six months ended June 30, 2007, were $.37 versus $.48 per diluted share for the same period of 2006. Net income for the quarter ended June 30, 2007 equaled $655,207 or $.18 per diluted share compared to net income of $834,850 or $.23 per diluted share for the same period last year.

Total assets ended the quarter at $330 million, an increase of 10% over total assets of $300 million at December 31, 2006. Loans, net of reserves for losses, grew to $250 million, an increase of 12% above year end 2006 totals of $224 million. Deposits equaled $298 million at June 30, 2007, compared to $269 million at December 31, 2006, an increase of 11%.

The decline in net earnings experienced during the first half of 2007 was largely the result of a decline in net interest margin from 4.97% at June 30, 2006 to 4.19% at June 30, 2007. Noninterest expenses grew faster during the first half of 2007 than in the year earlier period as staff was added to support the higher volumes of assets. Noninterest expenses for the first six months of 2007 equaled 62% of the sum of net interest income and noninterest income for the period compared to 55% for the same period of 2006.

"The flat yield curve and the continued strong competition for deposits has negatively impacted our earnings during the first half of 2007," stated Mason Y. Garrett, Chairman of GrandSouth. "However, we continue to see good growth opportunities in each of the markets we serve and are very pleased with the growth we have experienced in 2007."

GrandSouth Bancorporation is a public company trading in the over-the-counter market under the symbol GRRB.OB with three offices located at 381 Halton Road, Greenville, S.C., 325 South Main Street, Fountain Inn, S.C. and at 1601 North Fant Street, Anderson, S.C.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements.

Contact: Ronald K. Earnest, President (864) 770 - 1000

GRANDSOUTH BANCORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
                                                    At June 30,  At December 31,
                                                        2007        2006 (1)
                                                    (Unaudited)    (Audited)
                                                    -----------    ---------
ASSETS
Cash and Due From Banks .........................     $ 16,686      $ 19,804
Investment Securities ...........................       48,905        42,150
Loans, net ......................................      250,476       224,338
Other Assets ....................................       14,368        14,018
                                                      --------      --------

Total Assets ....................................     $330,435      $300,310
                                                      ========      ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits ....................     $ 15,419      $ 15,215
Interest bearing deposits .......................      282,662       253,708
                                                      --------      --------
            Total deposits ......................      298,081       268,923

Borrowings ......................................        8,247         8,247
Other liabilities ...............................        3,631         3,670
                                                      --------      --------
            Total liabilities ...................      309,959       280,840

Shareholders' equity ............................       20,476        19,470
                                                      --------      --------

Total liabilities and shareholders' equity ......     $330,435      $300,310
                                                      ========      ========

GRANDSOUTH BANCORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

                                                                                  Three Months                    Six  months
                                                                                 Ended June 30,                  Ended June 30,
                                                                                 --------------                  --------------
                                                                               2007           2006            2007            2006
                                                                               ----           ----            ----            ----
Total interest income ..............................................      $    6,636      $    5,690      $   12,979      $   10,852

Total interest expense .............................................           3,450           2,655           6,667           4,701
                                                                          ----------      ----------      ----------      ----------
            Net interest income ....................................           3,186           3,035           6,312           6,151

Provision for possible loan losses .................................             170              85             425             305
                                                                          ----------      ----------      ----------      ----------
            Net interest income after provision for possible
                 loan losses .......................................           3,016           2,950           5,887           5,846

Total noninterest income ...........................................             179             172             333             307

Total noninterest expense ..........................................           2,168           1,879           4,105           3,553
                                                                          ----------      ----------      ----------      ----------
            Income before taxes ....................................           1,027           1,243           2,115           2,600

Income tax expense .................................................             372             409             762             846
                                                                          ----------      ----------      ----------      ----------
            Net Income .............................................      $      655      $      834      $    1,353      $    1,754
                                                                          ==========      ==========      ==========      ==========
WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING (2) .................................       3,373,846       3,372,298       3,373,846       3,372,298
                                                                          ==========      ==========      ==========      ==========
WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING, DILUTED (2) ........................       3,656,163       3,635,267       3,684,599       3,624,339
                                                                          ==========      ==========      ==========      ==========
NET INCOME PER COMMON SHARE, BASIC .................................      $     0.19      $     0.25      $     0.40      $     0.52
                                                                          ==========      ==========      ==========      ==========
NET INCOME PER COMMON SHARE, DILUTED ...............................      $     0.18      $     0.23      $     0.37      $     0.48
                                                                          ==========      ==========      ==========      ==========

(1) The year-end condensed consolidated balance sheet data was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles.
(2) The company declared a 10% stock dividend on July 19, 2006. Weighted average common shares outstanding during 2006 periods have been adjusted to reflect this stock dividend.